UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2002

CV THERAPEUTICS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21643 (Commission File No.)	43-1570294 (I.R.S. Employer Identification No.)

3172 Porter Drive
Palo Alto, California 94304
(Address of Principal Executive Offices, including Zip Code)

(650) 384-8500
(Registrant’s Telephone Number, including Area Code)

ITEM 5. OTHER EVENTS

     On October 22, 2002, the Registrant publicly disseminated a press release announcing that a Phase III clinical trial of tecadenoson (CVT-510) in patients with paroxysmal supraventricular tachycardia (PSVT), an abnormally rapid heart rhythm, met its primary endpoint, which was the conversion of PSVT to a normal, or sinus, heart rhythm without second or third degree atrio-ventricular block. The Registrant plans to present detailed data from this trial at an upcoming medical conference.

     The foregoing description is qualified in its entirety by reference to the Registrant’s Press Release dated October 22, 2002, a copy of which is attached hereto as Exhibit 99.1.

     Forward-Looking Statements. This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future clinical or product development or financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those terms and other comparable terminology. These statements reflect only management’s current expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this report are set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as may be updated from time to time by our future filings under the Securities Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  Exhibits.

99.1	Registrant’s Press Release dated October 22, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2002	CV THERAPEUTICS, INC.

	By:	/s/ DANIEL K. SPIEGELMAN

Daniel K. Spiegelman Senior Vice President and Chief Financial Officer (Principal financial and accounting officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Registrant’s Press Release dated October 22, 2002.